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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

PARENT

PVF Capital Corp.

                                            STATE OR OTHER
                                            JURISDICTION OF          PERCENTAGE
SUBSIDIARIES (1)                            INCORPORATION            OWNERSHIP

Park View Federal Savings Bank              Ohio                     100%

PVF Service Corporation                     Ohio                     100%

PVF Mortgage Corp.                          Ohio                     100%

PVF Community Development Corp.             Ohio                     100%

Mid Pines Land Co.                          Ohio                     100%

PVF Holdings Inc.                           Ohio                     100%



(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.